Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  June 28, 2012

Spine Pain Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2012, we held an Annual Meeting of Stockholders of Spine Pain Management, Inc. at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1) To elect six directors, including William F. Donovan, M.D., John A. Talamas, John Bergeron, Jerry Bratton, Franklin A. Rose, M.D. and William A. Lawrence;

(2) To ratify the appointment of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected and the appointment of Ham, Langston & Brezina, LLP was ratified. There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, May 18, 2012:	17,815,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	13,078,475

Item 1:    Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	9,056,960	1,085
John A. Talamas	9,056,960	1,085
John Bergeron	9,056,960	1,085
Jerry Bratton	9,056,960	1,085
Franklin A. Rose, M.D.	9,056,960	1,085
William A. Lawrence	9,056,960	1,085

Additionally, there was a total of 4,020,430 broker non-votes for the election of directors.

Item 2:   Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012

Votes for:	12,814,213
Votes against:	1,129
Votes abstained:	263,132

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: July 3, 2012	Chief Executive Officer